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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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American Defense Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICAN DEFENSE SYSTEMS, INC.
230 Duffy Avenue
Hicksville, New York 11801

April 17, 2009

Dear Fellow Stockholder:

        You are cordially invited to attend an Annual Meeting of Stockholders of American Defense Systems, Inc. (the "Company"), which will be held at our headquarters, 230 Duffy Avenue, Hicksville, New York 11801, on May 15, 2009, at 10:00 a.m., local time. Our Board of Directors and management look forward to personally greeting those stockholders able to attend.

        At the annual meeting, you will be asked to elect three directors for a three-year term and to ratify the selection of our independent registered public accounting firm for 2009. Details regarding the matters to be acted upon at this meeting appear in the accompanying Notice of Annual Meeting and Proxy Statement.

        Our Board of Directors unanimously recommends that stockholders vote in favor of the election of the nominated directors and the ratification of our independent registered public accounting firm.

        Whether or not you plan to attend the annual meeting, we urge you to use our Internet or telephone voting system, or to complete, sign and date the accompanying proxy card and return it in the enclosed postage-prepaid envelope as soon as possible so that your shares will be represented at the annual meeting. If you later decide to attend the annual meeting or change your vote, you may withdraw your proxy and vote in person at the annual meeting. Voting through our Internet or telephone voting system, or by written proxy will ensure your representation at the annual meeting if you do not attend in person.

        We thank you for your continued support and look forward to seeing you at the annual meeting.

Sincerely,

Anthony J. Piscitelli Chief Executive Officer, President and Chairman

AMERICAN DEFENSE SYSTEMS, INC.
230 Duffy Avenue
Hicksville, New York 11801

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 15, 2009

        The Annual Meeting of Stockholders of American Defense Systems, Inc., a Delaware corporation, will be held at our headquarters, 230 Duffy Avenue, Hicksville, New York 11801, on May 15, 2009, at 10:00 a.m., local time, for the following purposes:

        1.     To elect three directors to serve for a three-year term expiring at the 2012 Annual Meeting or until their successors are duly elected and qualified or until their earlier resignation or removal;

        2.     To ratify the appointment of Jewett, Schwartz, Wolfe & Associates as the independent registered public accounting firm of our Company for the fiscal year ending December 31, 2009; and

        3.     To transact such other business as may properly come before the meeting or any adjournment thereof.

        These items of business are more fully described in the proxy statement accompanying this Notice.

        Only stockholders of record at the close of business on March 19, 2009 are entitled to notice of and to vote at the meeting.

        All stockholders are cordially invited to attend the meeting and vote in person. To assure your representation at the meeting, however, you are urged to use our Internet or telephone voting system, or to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You may vote in person at the meeting even if you have previously returned a proxy.

By the Order of the Board of Directors

Fergal Foley Chief Operating Officer and Secretary

Hicksville, New York
April 17, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2009.

The Proxy Statement and the Company's Annual Report on Form 10-K for the fiscal year ended
December 31, 2008 are available without charge at
http://phx.corporate-ir.net/phoenix.zhtml?c=219879&p=proxy.

AMERICAN DEFENSE SYSTEMS, INC.
230 Duffy Avenue
Hicksville, New York 11801

PROXY STATEMENT

VOTING AND OTHER MATTERS

General

        The enclosed proxy is solicited on behalf of American Defense Systems, Inc., a Delaware corporation, by our Board of Directors for use at our Annual Meeting of Stockholders to be held on May 15, 2009 at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth in this proxy statement and in the accompanying meeting notice. The meeting will be held at our headquarters, 230 Duffy Avenue, Hicksville, New York 11801.

        These proxy solicitation materials were first mailed on or about April 17, 2009 to all stockholders entitled to vote at the meeting.

Voting Securities and Voting Rights

        Stockholders of record at the close of business on March 19, 2009, which we have set as the record date, are entitled to notice of and to vote at the meeting. On the record date, there were issued and outstanding 39,760,752 shares of our common stock and 15,000 shares of our Series A Convertible Preferred Stock (the "Series A Preferred Stock"). Each stockholder voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held and 500 votes per share of Series A Preferred Stock held on the matters to be voted on at the meeting, provided that, in the case of the Series A Preferred Stock, we will not give effect to any voting rights of the Series A Preferred Stock, and any holder of such shares will not have the right to exercise voting rights with respect to any Series A Preferred Stock, to the extent that giving effect to such voting rights would result in such holder (together with its affiliates) being deemed to beneficially own in excess of 9.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise, assuming such exercise as being equivalent to conversion.

        The presence, in person or by proxy, of the holders of a majority of our outstanding common stock and Series A Preferred Stock entitled to vote at the meeting constitutes a quorum for the transaction of business at the meeting. Assuming that a quorum is present, a plurality of affirmative votes properly cast in person or by proxy will be required to elect directors and a majority of affirmative votes properly cast in person or by proxy will be required to ratify the appointment of Jewett, Schwartz, Wolfe & Associates as the independent registered public accounting firm of our Company for the fiscal year ending December 31, 2009.

        Votes cast by proxy or in person at the meeting will be tabulated by the inspector of elections appointed for the meeting and will determine whether a quorum is present. The inspector of elections will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will be counted toward the tabulation of votes cast on the proposal presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether the proposal has been approved.

        Whether or not they plan to attend the annual meeting, a person may vote in one of the following three ways: (1) by completing a proxy on our Internet voting system at the address listed on the proxy card, (2) by completing a proxy through our telephone voting system by calling the number listed on the proxy card, or (3) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose. If a person attends the meeting, he or she may vote in person even if such individual had previously returned a proxy card or voted through our Internet or telephone voting system.

Voting of Proxies

        When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted (1) "for" the election of the nominees set forth in this proxy statement, and (2) "for" the ratification of the appointment of Jewett, Schwartz, Wolfe & Associates as the independent registered public accounting firm of our Company for the fiscal year ending December 31, 2009.

Revocability of Proxies

        Any person giving a proxy which is not irrevocable may revoke the proxy at any time before its use by delivering to us either a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Solicitation

        We will pay for this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.

Deadline for Receipt of Stockholder Proposals

        Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2010 annual meeting of stockholders, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, or Exchange Act, by the Securities and Exchange Commission, or SEC, must be received at our principal executive offices not later than December 18, 2009, which is 120 days prior to the first anniversary of the mailing date of this proxy statement. Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our proxy statement.

        Under our bylaws, stockholders who wish to submit a proposal at the 2010 annual meeting, other than one that will be included in our proxy statement, must notify us between January 15, 2010 and February 14, 2010, unless the date of the 2010 annual meeting of the stockholders is more than 30 days before or more than 70 days after the one-year anniversary of the 2009 annual meeting. If a stockholder who wishes to present a proposal fails to notify us by February 14, 2010 and such proposal is brought before the 2010 annual meeting, then under the SEC's proxy rules, the proxies solicited by management with respect to the 2010 annual meeting will confer discretionary voting authority with respect to the stockholder's proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC's proxy rules. Stockholders should submit their proposals to American Defense Systems, Inc., 230 Duffy Avenue, Hicksville, New York 11801, Attention: Corporate Secretary.

Annual Report and Other Matters

        Our Annual Report on Form 10-K for the year ended December 31, 2008, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about our Company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

        We will provide, without charge, additional copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as filed with the SEC to each stockholder of record as of the record date that requests at the actual expense we incur in furnishing such exhibit. Any such requests should be directed to our Company's secretary at our executive offices set forth in this proxy statement.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

        Our certificate of incorporation and bylaws provide that the number of our directors shall be fixed from time to time by resolution of our Board of Directors. Presently, the number of directors is fixed at nine, and that number of directors is divided into three classes, with one class standing for election each year for a three-year term. At each annual meeting of stockholders, directors of a particular class will be elected for three-year terms to succeed the directors of that class whose terms are expiring. Alfred Gray, Christopher Brady and Pasquale D'Amuro are in the class of directors whose term expires at the 2009 annual meeting, and Messrs. Gray, Brady and D'Amuro have been nominated by our Board of Directors for re-election for three-year terms expiring in 2012. Gary Sidorsky, Richard Torykian and Victor Trizzino are in the class of directors whose term will expire in 2010. Anthony Piscitelli, Fergal Foley and Stephen Seiter are in the class of directors whose term will expire in 2011.

        Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named above. Messrs. Gray, Brady and D'Amuro currently are directors of our Company. In the event that one of the nominees is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

  The Board of Directors recommends a vote "for" the nominees named herein.

Nominees for Director Standing for Election

        Alfred M. Gray has been a member of our Board of Directors since January 2008. General Gray currently is a Senior Fellow and the Chairman of the Board of Regents at Potomac Institute for Policy Studies, a non-profit public policy research institute. Since 2000, General Gray has been a member of the Board of Directors of SENSIS Corp., a privately held commercial and defense radar company, Information Assurance Inc., a privately held information assurance and security company. He is also the Chairman of the Board of Directors of SYS Technologies, Inc., an information solution company whose shares trade on the NYSE Amex, and GlobeSecNine, a privately held financial investment firm. General Gray received his Bachelor of Science degree from the University of the State of New York. He received Honorary Doctorates of Law degrees from Lafayette College and Monmouth University.

He also received Honorary Doctorate degrees from Norwich University, the Defense Intelligence College, and Franklin University. General Gray also attended the Marine Corps Command and Staff College and Army War College. In 1991, General Gray retired from the U.S. Marine Corps after 41 years of service. From 1987 until 1991, he served as member of the Joint Chiefs of Staff and was the 29th Commandant of the Marine Corps and an advisor to the President. Mr. Gray currently serves as the Chairman of Injured Marine Semper Fi Fund and the Marine Youth Fitness Foundation. He is also the Chancellor of Marine Military Academy and a director of the Marine Corps Law Enforcement Foundation.

        Christopher D. Brady has been a member of our Board of Directors since April 2008. Since 1994, Mr. Brady has served as Chairman and Managing Director for the Chart Group, a banking firm. He also serves as a director of Antwerp, LLC, Antwerp International, LP, Chart Capital Placements, Ltd. and Farpoint, Ltd., which are investments and affiliates of the Chart Group. Mr. Brady is a member of Board of Directors of Templeton Emerging Markets Investment Trust PLC, Miami International Holdings, Bitrage, SeaMobile and U.S. Helicopter Corporation. Mr. Brady received his M.B.A. from Columbia University and Bachelor of Arts in American History from Middlebury College.

        Pasquale J. D'Amuro has been a member of our Board of Directors since April 2008. Since April 2005, Mr. D'Amuro has served as Chairman and Chief Executive Officer for Giuliani Security & Safety, a security consulting and investigative firm. Prior to that, from May 1979 to March 2005, he worked at the Federal Bureau of Investigation (FBI). On March 31, 2005, Mr. D'Amuro retired as the Assistant Director-In-Charge of the FBI's New York office. He received his Bachelor of Business Administration in Accounting from Niagara University and Honorary Doctorate of Laws from Mercy College. He is currently a trustee of Mercy College.

Continuing Directors with Terms Expiring in 2010

        Gary Sidorsky has served as Director and our Chief Financial Officer since December 2007 and December 2006, respectively, and from January to December 2006 served as our Controller. Mr. Sidorsky has 26 years of accounting experience with both accounting firms and manufacturing companies. He served as Accounting Manager for Diam International, a leading global manufacturer of merchandising displays, from September 2003 to January 2006. Mr. Sidorsky received his Bachelor of Art degree from Quinnipiac University and MBA from Dowling College. He has also earned course certificates in Finance for Executives from the University of Chicago School of Business and Logistics from the Defense Systems Acquisition Management (DSAM).

        Richard P. Torykian, Sr. has been a member of our Board of Directors since December 2007. Mr. Torykian currently serves as a Director at Lazard Freres & Company. He is a member of the Board of Sponsors, Mercy Hospital, Rockville Centre, NY and was the founding chairman of the Chaminade High School Development Fund and advisor to the Catholic Big Brothers of New York City. He is a Trustee Emeritus of the Intrepid Sea-Air-Space Museum headquartered aboard the USS Intrepid. Mr. Torykian received his BA in Chemistry from St. Michaels College, MS in Chemistry from St. Joseph's University and MBA in Finance from Adelphia University. Mr. Torykian has been a member of the Board of Directors of Ceramic Protection Corporation, a Toronto Exchange Company, since August 2007.

        Victor F. Trizzino has been a member of our Board of Directors since April 2008. Since December 2002, Mr. Trizzino has served as Vice President of Business Development for Valiant Solutions, Inc., a privately owned workforce management solutions provider. Mr. Trizzino's prior business experience includes serving in various executive management positions at Standard Microsystems Corporation (NASDAQ GS: SMSC) from 1980 through 1995, and as President and Chief Executive Officer, and a member of the board of directors from 1988 through 1995. From 1995 to 2002, Mr. Trizzino provided consulting services to organizations in various business sectors. Mr. Trizzino received his Bachelor of Business Administration Degree from Iona College.

Continuing Directors with Terms Expiring in 2011

        Anthony J. Piscitelli has served as our Chairman of the Board and Chief Executive Officer since our founding in 2002, and as our President since our founding through June 2004 and again from August 2005 to the present. Mr. Piscitelli was the Chairman of the Board and Chief Executive Officer of A. J. Piscitelli & Associates, Inc., our predecessor and wholly owned subsidiary, since its formation in 1994. Mr. Piscitelli has over 26 years of industry experience and has been active in all phases of the security business. Mr. Piscitelli received his Bachelor of Arts degree in Political Science from St. Johns University and a Master's Degree in Political Science from the City University of New York at Queens College. Mr. Piscitelli received the FBI's Commendation for Meritorious Citizenship in 1986 and is a member of various professional organizations including the American Correctional Association, the American Jail Association, the American Society for Industrial Security, the International Society of Security Professionals, and the Protective Glazing Council of America. Mr. Piscitelli was recently made a member of the American College of Forensic Examiners for Homeland Security Level V.

        Fergal Foley has served as a Director and our Chief Operating Officer since December 2007 and June 2007, respectively. Mr. Foley retired from the New York Amy National Guard in October 2006 and promoted to Brigadier General on the State Retired List. His key military assignments included serving as Executive Officer of the National Guard Regional Training Institute from 1996 to 1999. He was later assigned as Deputy Brigade Commander from 1999 to 2003. On September 11, 2001 through September 29, 2001, Mr. Foley served as the Chief of Staff and Acting Commander for the Joint Task Force "Operation World Trade Center." In 2003, he was selected for Brigade Command in New York City and remained there until 2005. In October 2008, Mr. Foley was appointed by the Governor of New York as Commander of the New York State Defense Force. He remained as Facility Manager as a federal employee until June 2007. From May 1986 to Febrary 1990, Mr. Foley worked in the private sector as the President of Dutchess Conty Transportation Services, and from April 1982 to May 1986 as a sales manager for an electronic component distribution company. He currently serves on the National Guard Association Homeland Security Task Force. Mr. Foley earned an Associates Degree in Business Management from Canton College (SUNY), a Bachelor of Science degree and Master of Public Administration degree from Marist College, and a Master of Science degree from the U.S. Army War College.

        Stephen R. Seiter has been a member of our Board of Directors since April 2008. Mr. Seiter currently serves as President, Chief Executive Officer and Director of the Board of Park Place Holdings LLC, a privately held automobile storage and restoration company, and SBC Realty LLC, a privately held real estate holding company. He is also the Chairman of the Board of Directors of Ultima Health Products Co., LLC, a privately held soft drink company. From 1990 to 2005, Mr. Seiter served as President and Chief Executive Officer of Seiter & Miller Advertising, an advertising agency. Mr. Seiter received his B.A. and M.B.A. from the University of Washington. He also attended the U.S. Army War College. From 1984 to 2004, Mr. Seiter served in the N.Y. Army National Guard and retired with the rank of Major General. He is currently a trustee of the Naval War College Foundation.

Information Relating to Corporate Governance and the Board of Directors

        The Nominating and Governance Committee of our Board of Directors has determined, after considering all the relevant facts and circumstances, that each of Messrs. Brady, Trizzino, Seiter, Gray and D'Amuro are independent directors, as "independence" is defined in the NYSE Amex Company Guide, because they have no relationship with us that would interfere with their exercise of independent judgment.

        Our bylaws authorize our Board of Directors to appoint among its members one or more committees, each consisting of one or more directors. Our Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. All of our audit, compensation and nominating and corporate governance committee members are independent as such term is defined under the NYSE Amex Company Guide.

        Our Board of Directors has adopted charters for the Audit, Compensation and Nominating and Governance Committees describing the authority and responsibilities delegated to each committee by the Board of Directors. Our Board of Directors has also adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and a Whistleblower Policy. We post on our website, at www.adsiarmor.com, the charters of our Audit, Compensation and Nominating and Corporate Governance Committees and our Corporate Governance Guidelines, Code of Business Conduct and Ethics and Whistleblower Policy. These documents are also available in print to any stockholder requesting a copy in writing from our corporate secretary at our executive offices set forth in this proxy statement. We intend to disclose any amendments to or waivers of a provision of our Code of Business Conduct and Ethics made with respect to our directors or executive officers on our website.

        Interested parties may communicate with our Board of Directors or specific members of our Board of Directors, including our independent directors and the members of our various board committees, by submitting a letter addressed to the Board of Directors of American Defense Systems, Inc. c/o any specified individual director or directors at the address listed herein. Any such letters will be sent to the indicated directors.

The Audit Committee

        Our Audit Committee has responsibility for, among other things, assisting our board of directors in its oversight of:

  •
  the integrity of our financial statements;

  •
  our independent registered public accounting firm's qualifications and independence;

  •
  the performance of our independent registered public accounting firm; and

  •
  any related person transactions.

        The Audit Committee has the sole and direct responsibility for appointing, evaluating and retaining our independent registered public accounting firm and for overseeing their work. All audit services to be provided to us and all non-audit services, other than de minimis non-audit services, to be provided to us by our independent auditors will be approved in advance by our Audit Committee.

        The audit committee will have the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate.

        The Audit Committee currently consists of Messrs. Trizzino, Seiter and Gray. The Board of Directors has determined that each of the members of the Audit Committee is independent under the NYSE Amex Company Guide and under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. The Board of Directors has also determined that all members of the Audit Committee meet the requirements for financial literacy and that Mr. Trizzino qualifies as an "audit committee financial expert" in accordance with applicable rules and regulations of the SEC. Mr. Trizzino serves as the Chairman of the Audit Committee.

        In March 2009, Chart Group Advisors LLC, a subsidiary of an entity controlled by Christopher Brady, entered into a consulting arrangement where the Chart Group is to advise our company with respect to certain financial and capitalization matters. The arrangement is not for a fixed term and can be terminated at any time upon ten days' notice, but it is not expected to continue for longer than six months. The Chart Group is to be paid $10,000 per month with a minimum total of $60,000. The other independent members of our board of directors have approved the arrangement with the Chart Group. However, such independent board members have also determined that Mr. Brady no longer satisfies the independence requirements to serve on our audit committee, of which Mr. Brady had been a member since April, 2008, and as of March 20, 2009, Mr. Brady is no longer a member of the committee. As of April 14, 2009, Alfred Gray has been appointed as a member of our Audit Committee to fill the vacancy created by the resignation of Mr. Brady.

The Compensation Committee

        Our Compensation Committee has responsibility for, among other things:

  •
  reviewing and recommending approval of compensation of our executive officers;

  •
  administering our equity incentive compensation plans; and

  •
  reviewing and making recommendations to our board of directors with respect to incentive compensation and equity plans.

        In fulfilling its responsibilities, the Compensation Committee shall also be entitled to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee. Information regarding our processes and procedures for the consideration and determination of executive and director compensation is addressed in the Compensation Discussion and Analysis below. The Compensation Committee currently consists of Messrs. Seiter (Chairman), D'Amuro and Gray.

The Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee has responsibility for, among other things:

  •
  identifying and recommending nominees for election to our board of directors;

  •
  developing and recommending to our board of directors our corporate governance principles; and

  •
  overseeing the evaluation of our board of directors and management.

        The Nominating and Corporate Governance Committee currently consists of Messrs. Seiter (Chairman), Trizzino and Gray.

Process for Selecting Nominees to the Board of Directors

        Our Nominating and Corporate Governance Committee is responsible for identifying individuals believed to be qualified as candidates to serve on the Board and select, or recommend that the Board select, the candidates for all directorships to be filled by the Board or by the stockholders at an annual or special meeting. In identifying candidates for membership on the Board, the Nominating and Corporate Governance Committee may take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the candidate would fill a present need on the Board of Directors.

        Our Nominating and Corporate Governance Committee does not have a specific policy for consideration of nominees recommended by security holders. However, security holders can recommend a prospective nominee for the Board of Directors by writing to our corporate Secretary at our corporate headquarters and providing the information required by the our bylaws, along with any additional supporting materials the security holder considers appropriate.

Board and Committee Meetings

        Our Board of Directors held a total of 3 meetings during the fiscal year ended December 31, 2008. During the fiscal year ended December 31, 2008, the Audit Committee held a total of 2 meetings and the Compensation Committee held one meeting.

        During 2008, no director, except Christopher Brady, attended fewer than 75% of (i) the aggregate of the total number of meetings of our Board of directors and (ii) the total number of meetings held by all Committee of our Board of Directors on which he was a member. We encourage each of our directors to attend the annual meeting of stockholders.

Director Compensation and Other Information

        In 2008, we paid each non-employee director an annual retainer of $40,000, plus a fee per meeting attended of $1,500 for each board meeting attended in person, and granted 25,000 shares of our common stock. Each non-employee director was paid an additional $10,000 per year for serving on our audit committee or compensation committee.

        We reimburse our directors for reasonable travel and other expenses incurred in connection with attending meetings of the Board of Directors. Employees who also serve as directors receive no additional compensation for their services as a director.

        The following table details the compensation earned by our non-employee directors in 2008:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Total ($)
Richard P. Torykian, Sr.(2)	$23,000	$13,000	—	$36,000
General Alfred M. Gray	$33,000	$13,000	—	$46,000
Christopher D. Brady(3)	$23,000	$13,000	—	$36,000
Stephen R. Seiter	$23,000	$13,000	—	$36,000
Victor Trizzino	$23,000	$13,000	—	$36,000
Pasquale J. D'Amuro	$23,000	$13,000	—	$36,000

(1)
On January 14, 2009, each of Messrs. Torykian, Gray, Brady, Seiter, Trizzino and D'Amuro was granted 25,000 shares of our common stock.

(2)
Excludes compensation received by Mr. Torykian under a separate consulting agreement. Please refer to "Certain Relationships" for additional information.

(3)
Excludes compensation that may be attributable to Mr. Brady pursuant to a consulting arrangement between our company and an affiliate of Mr. Brady. Please refer to "Certain Relationships" for additional information.

 PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The firm of Jewett, Schwartz, Wolfe & Associates, an independent registered public accounting firm, has audited the consolidated financial statements of our Company for the fiscal year ended December 31, 2008. Our Audit Committee has appointed of Jewett, Schwartz, Wolfe & Associates to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2009. Our organizational documents do not require that our stockholders ratify the appointment of Jewett, Schwartz, Wolfe & Associates as our independent registered public accounting firm. We are submitting the appointment of Jewett, Schwartz, Wolfe & Associates to our stockholders for ratification because we believe it is a matter of good corporate practice. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection, but may still retain of Jewett, Schwartz, Wolfe & Associates. We anticipate that representatives of Jewett, Schwartz, Wolfe & Associates will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

        The Board of Directors recommends a vote "for" the ratification of the appointment of Jewett, Schwartz, Wolfe & Associates as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

        The aggregate fees billed to us by Jewett, Schwartz, Wolfe and Associates for the fiscal years ended December 31, 2007 and 2008 are as follows:

	2007	2008
Audit(1)	$35,000	$92,500
Audit-Related Fees(2)	$17,000	$47,750
Tax Fees(3)	$12,750	$26,000
Total	$64,750	$166,250

(1)
Audit Fees consist of fees incurred for the audits of our annual financial statements and the review of our interim financial statements.

(2)
Audit-Related Fees consists of fees incurred for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the category "Audit Fees."

(3)
Tax Fees represent amounts billed for tax compliance and advisory services.

        The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit-related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent registered public accounting firm. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent registered public accounting firm, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

        To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate to management the pre-approval of services to be performed by the independent registered public accounting firm.

        Our Audit Committee requires that our independent registered public accounting firm, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.

        All of the services provided by Jewett, Schwartz, Wolfe & Associates described above under the captions "Audit Fees", "Audit-Related Fees" and "Tax Fees" were approved by our Audit Committee.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees the Company's accounting and financial reporting processes and the audits of its financial statements, including the performance and compensation of the Company's independent registered public accounting firm. Management has the primary responsibility for the financial statements and the financial reporting processes, including the systems of internal controls and the certification of the integrity and reliability of the Company's internal control procedures.

        In fulfilling its oversight responsibilities, the Audit Committee has reviewed the Company's audited balance sheets at December 31, 2007 and 2008 and the statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2008, and has discussed them with management. The Audit Committee also reviewed with Jewett, Schwartz, Wolfe & Associates, the Company's independent registered public accounting firm, the results of their audit. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit and Finance Committees), as currently in effect. This discussion included, among other things, a review with the independent registered public accounting firm of the quality of the Company's accounting principles, significant estimates and judgments, and the disclosures in the Company's financial statements, including the disclosures related to critical accounting policies used by the Company. The Audit Committee has reviewed permitted services under rules of the Securities and Exchange Commission as currently in effect and discussed with Jewett, Schwartz, Wolfe & Associates their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit and Finance Committees), as currently in effect, and has considered and discussed the compatibility of non-audit services provided by Jewett, Schwartz, Wolfe & Associates with that firm's independence. In addition, the Audit Committee discussed the rules of the Securities and Exchange Commission that pertain to the Audit Committee and the roles and responsibilities of Audit Committee members.

        Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008. The Audit Committee also approved the appointment of Jewett, Schwartz, Wolfe & Associates as the Company's independent registered public accounting firm for the year ending December 31, 2009.

Respectfully submitted by the Audit Committee,

Victor Trizzino, Chairman
Stephen Seiter

 EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

        The following table sets forth the 2008 compensation earned by our chief executive officer, chief financial officer and the three other executive officers who, based on their total compensation, received more than $100,000 and were the most highly compensated in 2008. We refer to these individuals collectively as the named executive officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(5)	Option Awards ($)(5)	All Other Annual Compensation ($)	Total ($)
Anthony J. Piscitelli(1)	2007	$368,606		$50,000		—	$184,298	$22,000	$624,904.00
Chairman of the Board,	2008	$424,895.91		$50,000		—	$4,574	$21,000	$500,469.91
President and Chief
Executive Officer
Fergal Foley(2)	2007	$73,076.90	(3)	$5,000	(3)	$100,000	$15,972	—	$194,048.90
Chief Operating Officer	2008	$256,488.16		$43,750		—	$4,574	$506.25	$305,318.41
and Director
Gary Sidorsky(4)	2007	$167,919		$10,000		$100,000	$15,972	—	$293,891.00
Chief Financial Officer	2008	$195,723		$41,750		—	$4,574	$931.68	$242,978.68
and Director

(1)
Mr. Piscitelli's other annual compensation is comprised of insurance premiums with respect to life insurance.

(2)
Mr. Foley's other annual compensation is comprised of insurance premiums with respect to life insurance.

(3)
The amounts reflect Mr. Foley' compensation from June 2007 to December 2007. He joined our company in June 2007.

(4)
Mr. Sidorsky's other annual compensation is comprised of insurance premiums with respect to life insurance.

(5)
Amounts reported represent the compensation cost to be recognized for financial statement reporting purposes in accordance with SFAS 123R, utilizing the following assumptions: (a) Risk free rate of 4.23% (b) Volatility of 45 (c) Forfeiture rate of 10% and (d) Dividends of 0. Additional information can be found on Page F-18, Note 5 of the Audited Financial Statements.

GRANTS OF PLAN-BASED AWARDS

        The following table sets forth certain information regarding equity based compensation to our named executive officers in 2008.

Name and Principal Position	Grant Date	All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2)
Anthony J. Piscitelli	10/8/2008	—	25,000	$2.00	$4,574
Fergal Foley	10/8/2008	—	25,000	2.00	4,574
Gary Sidorsky	10/8/2008	—	25,000	$2.00	$4,574

(1)
See the "Option Exercises and Stock Vested" table below for information concerning the option awards.

(2)
Amounts reported represent the compensation cost to be recognized for financial statement reporting purposes in accordance with SFAS 123R, utilizing the following assumptions: (a) Risk free rate of 4.23% (b) Volatility of 45 (c) Forfeiture rate of 10% and (d) Dividends of 0. Additional information can be found on Page F 18, Note 5 of the Audited Financial Statements.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table sets forth certain information concerning outstanding equity awards held by our named executive officers at December 31, 2008:

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable(2)	Option Exercise Price per share	Option Expiration Date
Anthony J. Piscitelli	150,000	600,000	$2.00	12/14/2014
	—	25,000	$2.00	10/8/2015
Gary Sidorsky	13,000	52,000	$2.00	12/14/2014
	—	25,000	$2.00	10/8/2015
Fergal Foley	13,000	52,000	$2.00	12/14/2014
	—	25,000	$2.00	10/8/2015

(1)
All of the options were granted on December 14, 2007 and became exercisable as of December 14, 2008.

(2)
All of the options that will expire on December 14, 2014 were granted on December 14, 2007, and vest at the rate of 20% per year with the first 20% vested on December 14, 2008. All of the options that will expire on October 8, 2015 were granted on October 8, 2008, vest at the rate of 20% per year with the first 20% vesting upon the first anniversary of the grant date.

EMPLOYMENT ARRANGEMENTS WITH EXECUTIVE OFFICERS

        Anthony Piscitelli.    We entered into an employment agreement with Anthony Piscitelli effective January 1, 2007. Pursuant to his employment agreement, Mr. Piscitelli serves as our chief executive officer. The employment agreement has an initial term of five years that is automatically extended each year by one additional year unless either party provides written notice of non-renewal. Mr. Piscitelli's initial annual base salary under the employment agreement is $375,000, which amount shall be, in good faith, reviewed and increased by our board of directors at least annually or more frequently upon his request. The employment agreement also provides that Mr. Piscitelli shall be paid an annual bonus each fiscal year, which shall not be less than an amount equal to 2.5% of our increase in net income before extraordinary and non-recurring items and income taxes over the prior fiscal year. He is also eligible for additional performance based bonuses.

        Gary Sidorsky.    We entered into the employment agreement with Gary Sidorsky effective January 1, 2007, as amended on January 9, 2009. Pursuant to his employment agreement, Mr. Sidorsky serves as our chief financial officer. The employment agreement has an initial term of five years that is automatically extended each year by one additional year unless either party provides written notice of non-renewal. Mr. Sidorsky's initial annual base salary under the employment agreement is $153,000, which amount shall be reviewed on an annual basis by our chief executive officer and increased from time to time in an amount determined by our chief executive officer. The employment agreement also provides that Mr. Sidorsky shall be entitled to earn an annual bonus each fiscal year of 2.5% of the increase in our EBITDA over the preceding fiscal year.

        Fergal Foley.    We entered into an employment agreement with Fergal Foley effective January 9, 2009. Pursuant to his employment agreement, Mr. Foley continues to serve as our chief operating officer. The employment agreement has an initial term of five years that is automatically extended each year by one additional year unless either party provides written notice of non-renewal. Mr. Foley's initial annual base salary under the employment agreement is $274,890, which amount shall be reviewed on an annual basis by our board of directors and increased from time to time in an amount determined by our board of directors. The employment agreement also provides that Mr. Foley shall be entitled to earn an annual bonus each fiscal year of 2.5% of the increase in our EBITDA over the preceding fiscal year.

        Each of the foregoing employment agreements provide for payments or other benefits upon the termination of the executive's employment under specified circumstances and/or in the event of a change in control of our company, as described below.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        Anthony Piscitelli.    Under our employment agreement with Mr. Piscitelli, if we terminate him for cause or he terminates his employment without good reason, we are not obligated to make any payments to him other than all compensation, expenses and other amounts owed to him as of the date of termination. "Cause" means any of the following actions by Mr. Piscitelli: (i) conviction of a felony crime, (ii) commission of fraud against, or embezzlement or material misappropriation from, our company, or (iii) material breach of his employment agreement. "Good reason" means any of the following actions of our company (or a successor) without Mr. Piscitelli's written consent: (a) breach of any material term of the employment agreement, (b) makes or causes a material adverse change in Mr. Piscitelli's functions, duties or responsibilities, (c) reduces his then annual base salary, (d) causes or allows a material reduction in his entitlement to the employee benefits provided under the employment agreement, (e) requires him to work in an office more than 25 miles from the location of his current principal executive office, (f) removes him from our board of directors by a majority vote of the board or otherwise, or (g) fails to obtain the assumption of, and agreement to perform, the employment agreement by any successor to our company.

        If we terminate Mr. Piscitelli without cause or if he terminates his employment for good reason, we would be obligated to pay Mr. Piscitelli (i) all compensation, expenses and other amounts owed to him as of the date of termination, (ii) a lump sum amount equal to (a) the prior year's bonus(es) or any portion thereof remaining unpaid as of termination, and (b) two times the average of the two prior years' bonuses, and (iii) continue to pay him his then annual base salary for, except as set forth in the next sentence, the greater of the remainder of the term of his employment agreement or two years. If such termination or resignation occurs within six months before a change in control of our company or within eighteen months after a change in control, our obligation to continue paying Mr. Piscitelli his then annual base salary shall be for the greater of the remainder of the term of his employment agreement and three years. In addition, in the event of such termination, we will be obligated to provide Mr. Piscitelli office space for a period of 24 months or, if shorter, through the date he commences other employment, and, at our option (x) provide Mr. Piscitelli 1,000,000 shares of our common stock or (y) immediately purchase all of his shares of our common stock, including the foregoing 1,000,000 shares.

        If Mr. Piscitelli dies during the term of his employment agreement, we will be obligated to pay his spouse or estate all compensation, expenses and other amounts owed to him as of the date of his death. In addition, we would be obligated to pay to his family all unpaid prior years' bonuses, plus a bonus for the then current year equal to his prior year's bonus pro rated for the number of months he was employed during such year.

        If Mr. Piscitelli becomes disabled, we have the right to terminate his employment under the employment agreement. If we exercise such right, we will be obligated to pay him all compensation, expenses and other amounts owed to him as of the date of termination, a lump sum equal to one year's annual salary then in effect, all unpaid prior years' bonuses, and a bonus for the then current year equal to his prior year's bonus pro rated for the number of months he was employed during such year. We are obligated under the employment agreement to carry sufficient disability insurance to provide Mr. Piscitelli with three years of his annual base salary in effect upon his termination for disability as well as life-time health insurance. To the extent the payments and benefits are unavailable under the terms of our insurance policies, we are obligated to provide such payments and benefits to him directly.

        If Mr. Piscitelli is subject to a federal excise tax on all or any part of any payment made pursuant to his employment agreement under Section 4999 of the Internal Revenue Code, we are obligated to pay him an additional amount sufficient, considering the state and federal income and other taxes that Mr. Piscitelli is required to pay with respect to such additional amounts, to provide him on an after-tax basis an amount equal to the amounts to be paid to Mr. Piscitelli under the employment agreement without regard to such excise tax.

        Gary Sidorsky.    Under our employment agreement with Mr. Sidorsky, if we terminate him for cause or he terminates his employment without good reason, we are not obligated to make any payments to him other than all compensation, expenses and other amounts owed to him as of the date of termination. "Cause" means any of the following actions by Mr. Sidorsky: (i) conviction of a felony crime, (ii) commission of fraud against, or embezzlement or material misappropriation from, our company, or (iii) material breach of his employment agreement. "Good reason" means any of the following actions of our company (or a successor) without Mr. Sidorsky's written consent: (a) breach of any material term of the employment agreement, (b) makes or causes a material adverse change in Mr. Sidorsky's functions, duties or responsibilities, (c) reduces his then annual base salary, (d) causes or allows a material reduction in his entitlement to the employee benefits provided under the employment agreement, (e) requires him to work in an office more than 25 miles from the location of his current principal executive office, (f) terminates Mr. Piscitelli's employment with our company without cause or Mr. Piscitelli terminates his employment for good reason, or (g) fails to obtain the assumption of, and agreement to perform, the employment agreement by any successor to our company.

        If we terminate Mr. Sidorsky without cause or if he terminates his employment for good reason, we would be obligated to pay Mr. Sidorsky (i) all compensation, expenses and other amounts owed to him as of the date of termination, and (ii) continue to pay him his then annual base salary for, except as set forth in the next sentence, the greater of the remainder of the term of his employment agreement or two years. If such termination or resignation occurs within six months before a change in control of our company or within eighteen months after a change in control, our obligation to continue paying Mr. Sidorsky his then annual base salary shall be for the greater of the remainder of the term of his employment agreement and three years.

        If Mr. Sidorsky dies during the term of his employment agreement, we will be obligated to pay his spouse or estate all compensation, expenses and other amounts owed to him as of the date of his death, and shall thereafter have no further obligation to pay him compensation unless required by applicable law.

        If Mr. Sidorsky becomes disabled, we have the right to terminate his employment under the employment agreement. If we exercise such right, we will be obligated to pay him all compensation, expenses and other amounts owed to him as of the date of termination, and shall thereafter have no further obligation to pay him compensation unless required by applicable law.

        Pursuant to the employment agreement, if Mr. Sidorsky is subject to a federal excise tax on all or any part of any payment made pursuant to his employment agreement under Section 4999 of the Internal Revenue Code, we are obligated to pay him an additional amount sufficient, considering the state and federal income and other taxes that Mr. Sidorsky is required to pay with respect to such additional amounts, to provide him on an after-tax basis an amount equal to the amounts to be paid to Mr. Sidorsky under the employment agreement without regard to such excise tax.

        Fergal Foley.    Under our employment agreement with Mr. Foley, if we terminates him for cause or he terminates his employment without good reason, we are not obligated to make any payments to him other than all compensation, expenses and other amounts owed to him as of the date of termination. "Cause" means any of the following actions by Mr. Foley: (i) conviction of a felony crime, (ii) commission of fraud against, or embezzlement or material misappropriation from, our company, or (iii) material breach of his employment agreement. "Good reason" means any of the following actions of our company (or a successor) without Mr. Foley's written consent: (a) breach of any material term of the employment agreement, (b) makes or causes a material adverse change in Mr. Foley's functions, duties or responsibilities, (c) reduces his then annual base salary, (d) causes or allows a material reduction in his entitlement to the employee benefits provided under the employment agreement, (e) requires him to work in an office more than 25 miles from the location of his current principal executive office, (f) terminates Mr. Foley's employment with our company without cause or Mr. Foley terminates his employment for good reason, or (g) fails to obtain the assumption of, and agreement to perform, the employment agreement by any successor to our company.

        If we terminate Mr. Foley without cause or if he terminates his employment for good reason, we would be obligated to pay Mr. Foley (i) all compensation, expenses and other amounts owed to him as of the date of termination, and (ii) continue to pay him his then annual base salary for, except as set forth in the next sentence, the greater of the remainder of the term of his employment agreement or two years. If such termination or resignation occurs within six months before a change in control of our company or within eighteen months after a change in control, the our obligation to continue paying Mr. Foley his then annual base salary shall be for the greater of the remainder of the term of his employment agreement and three years.

        If Mr. Foley dies during the term of his employment agreement, we will be obligated to pay his spouse or estate all compensation, expenses and other amounts owed to him as of the date of his death, and shall thereafter have no further obligation to pay him compensation unless required by applicable law.

        If Mr. Foley becomes disabled, we have the right to terminate his employment under the employment agreement. If we exercise such right, we will be obligated to pay him all compensation, expenses and other amounts owed to him as of the date of termination, and shall thereafter has no further obligation to pay him compensation unless required by applicable law.

        If Mr. Foley is subject to a federal excise tax on all or any part of any payment made pursuant to his employment agreement under Section 4999 of the Internal Revenue Code, we are obligated to pay him an additional amount sufficient, considering the state and federal income and other taxes that Mr. Foley is required to pay with respect to such additional amounts, to provide him on an after-tax basis an amount equal to the amounts to be paid to Mr. Foley under the employment agreement without regard to such excise tax.

Equity Compensation Plan

        Background and Purpose.    On December 3, 2007, our Board of Directors adopted the American Defense Systems, Inc. 2007 Incentive Compensation Plan, which we refer to as the 2007 Plan, which was subsequently approved by our stockholders in April 2008.

        Purpose.    The purpose of the 2007 Plan is to assist our company and its subsidiaries and other designated affiliates, which we refer to as "Related Entities", in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors consultants and other persons who provide services to our company or its Related Entities, by enabling such persons to acquire or increase a proprietary interest in our company in order to strengthen the mutuality of interests between such persons and our stockholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value.

        As of the date of this proxy statement, we have awarded stock options to purchase up to 1,995,000 shares of our common stock under the 2007 Plan.

        The following is a summary of certain principal features of the 2007 Plan. This summary is qualified in its entirety by reference to the complete text of the 2007 Plan. Stockholders are urged to read the actual text of the 2007 Plan in its entirety which is set forth as an exhibit to this registration statement.

        Shares Available for Awards; Annual Per-Person Limitations.    The total number of shares of our common stock (the "Shares") reserved and available for delivery under the 2007 Plan ("Awards") at any time during the term of the Plan shall be equal to 5,000,000 Shares. The foregoing limit shall be increased by the number of Shares with respect to which Awards previously granted under the 2007 Plan that are forfeited, expire or otherwise terminate without issuance of Shares, or that are settled for cash or otherwise do not result in the issuance of Shares, and the number of Shares that are tendered (either actually or by attestation) or withheld upon exercise of an Award, to pay the exercise price or any tax withholding requirements. Awards issued in substitution for awards previously granted by a company acquired by our company or a Related Entity, or with which our company or any Related Entity combines, do not reduce the limit on grants of Awards under the Plan.

        The 2007 Plan imposes individual limitations on the amount of certain Awards in part to comply with Code Section 162(m). Under these limitations, during any fiscal year of our company, no participant may be granted (i) stock options or stock appreciation rights with respect to more than 500,000 Shares, or (ii) Shares of restricted stock, Shares of deferred stock, performance shares and other stock based-awards with respect to more than 500,000 Shares, in each case, subject to adjustment in certain circumstances. In addition, the maximum dollar value payable to any one participant with respect to performance units is $2,500,000 (pro-rated for any 12-month performance period that is less than 12 months), and with respect to any performance period that is more than 12 months, $2,500,000 multiplied by the number of full 12 month periods that are in the Performance Period. The maximum aggregate number of Shares that may be issued under the Plan as a result of the exercise of incentive stock options is 5,000,000 Shares.

        The Committee is authorized to adjust the foregoing limitations and is authorized to adjust outstanding Awards (including adjustments to exercise prices of options and other affected terms of Awards) in the event that a dividend or other distribution (whether in cash, Shares or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the Shares so that an adjustment is appropriate. The Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

        Eligibility.    The persons eligible to receive Awards under the 2007 Plan are the officers, directors, employees, consultants and other persons who provide services to our company or any Related Entity. An employee on leave of absence may be considered as still in the employ of our company or a Related Entity for purposes of eligibility for participation in the 2007 Plan.

        Administration.    The 2007 Plan is to be administered by a committee designated by our Board of Directors consisting of not less than two directors (the "Committee"), provided, however, that except as otherwise expressly provided in the Plan, the Board may exercise any power or authority granted to the Committee under the 2007 Plan. Subject to the terms of the 2007 Plan, the Committee is authorized to select eligible persons to receive Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant), and the rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements, correct defects, supply omissions or reconcile inconsistencies therein, and make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the 2007 Plan.

        Stock Options and Stock Appreciation Rights.    The Committee is authorized to grant stock options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and stock appreciation rights entitling the participant to receive the amount by which the fair market value of a Share on the date of exercise exceeds the grant price of the stock appreciation right. The exercise price per share subject to an option and the grant price of a stock appreciation right are determined by the Committee, but in the case of an incentive stock option or a stock appreciation right, must not be less than the fair market value of a Share on the date of grant. For purposes of the 2007 Plan, the term "fair market value" means the fair market value of a Share, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the fair market value of a Share as of any given date shall be the closing sales price per Share as reported on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment generally are fixed by the Committee, except that no option or stock appreciation right may have a term exceeding ten years. Methods of exercise and settlement and other terms of the stock appreciation right are determined by the Committee. The Committee, thus, may permit the exercise price of options awarded under the Plan to be paid in cash, Shares, other Awards or other property (including loans to participants). Options may be exercised by payment of the exercise price in cash, Shares, outstanding Awards or other property having a fair market value equal to the exercise price, as the Committee may determine from time to time.

        Restricted and Deferred Stock.    The Committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of Shares that are subject to such risks of forfeiture and other restrictions as the Committee may impose. A participant granted restricted stock generally has all of the rights of a stockholder of our company, unless otherwise determined by the Committee. An Award of deferred stock confers upon a participant the right to receive Shares at the end of a specified deferral period, subject to such risks of forfeiture and other restrictions as the Committee may impose. Prior to settlement, an Award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

        Dividend Equivalents.    The Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, Shares, other Awards or other property equal in value to dividends paid on a specific number of Shares or other periodic payments. Dividend equivalents may be granted alone or in connection with another Award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional Shares, Awards or otherwise as specified by the Committee.

        Bonus Stock and Awards in Lieu of Cash Obligations.    The Committee is authorized to grant Shares as a bonus free of restrictions, or to grant Shares or other Awards in lieu of Company obligations to pay cash under the 2007 Plan or other plans or compensatory arrangements, subject to such terms as the Committee may specify.

        Other Stock-Based Awards.    The Committee is authorized to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to Shares. The Committee determines the terms and conditions of such Awards.

        Performance Awards.    The Committee is authorized to grant performance awards to participants on terms and conditions established by the Committee. The performance criteria to be achieved during any performance period and the length of the performance period is determined by the Committee upon the grant of the performance award. Performance awards may be valued by reference to a designated number of Shares (in which case they are referred to as performance shares) or by reference to a designated amount of property including cash (in which case they are referred to as performance units). Performance awards may be settled by delivery of cash, Shares or other property, or any combination thereof, as determined by the Committee. Performance awards granted to persons whom the Committee expects will, for the year in which a deduction arises, be "covered employees" (as defined below) will, if and to the extent intended by the Committee, be subject to provisions that should qualify such Awards as "performance-based compensation" not subject to the limitation on tax deductibility by us under Code Section 162(m). For purposes of Section 162(m), the term "covered employee" means our Chief Executive Officer and each other person whose compensation is required to be disclosed in our filings with the SEC by reason of that person being among the three highest compensated officers (other than the Chief Financial Officer) of our company as of the end of a taxable year. If and to the extent required under Section 162(m) of the Code, any power or authority relating to a performance award intended to qualify under Section 162(m) of the Code is to be exercised by the Committee and not the Board.

        If and to the extent that the Committee determines that these provisions of the 2007 Plan are to be applicable to any Award, one or more of the following business criteria for our company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of our company and/or a Related Entity (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for awards under the 2007 Plan: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on assets, net assets, investment, capital, operating revenue or equity; (6) economic value added; (7) direct contribution; (8) income; net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; net operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital or working capital management, including inventory turnover and days sales outstanding; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; and (18) stock price. Any of the above goals may be determined on an absolute or relative basis (e.g. growth in earnings per share) or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of companies that are comparable to the Company. The Committee may exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to our operations or not within the reasonable control of our management, or (iii) a change in accounting standards required by generally accepted accounting principles.

        The Committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential Award.

        Other Terms of Awards.    Awards may be settled in the form of cash, Shares, other Awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee is authorized to place cash, Shares or other property in trusts or make other arrangements to provide for payment of our obligations under the 2007 Plan. The Committee may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any Shares or other property to be distributed will be withheld (or previously acquired Shares or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2007 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b-3.

        Awards under the 2007 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant Awards in exchange for other Awards under the 2007 Plan, awards under our other plans, or other rights to payment from us, and may grant Awards in addition to and in tandem with such other Awards, rights or other awards.

        Acceleration of Vesting; Change in Control.    The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any Award, and such accelerated exercisability, lapse, expiration and if so provided in the Award agreement or otherwise determined by the Committee, vesting shall occur automatically in the case of a "change in control" of our company, (including the cash settlement of stock appreciation rights which may be exercisable in the event of a change in control). In addition, the Committee may provide in an Award agreement that the performance goals relating to any performance award will be deemed to have been met upon the occurrence of any "change in control." For purposes of the 2007 Plan, unless otherwise specified in an Award agreement, a change in control means the occurrence of any of the following:

            (i)  The acquisition by any person (as that term is used in the Securities Exchange Act of 1934) of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of more than fifty percent (50%) of either (A) the then outstanding equity securities of our company (the "Outstanding Company Stock") or (B) the combined voting power of the then outstanding voting securities of our company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities) (the foregoing Beneficial Ownership hereinafter being referred to as a "Controlling Interest"); provided, however, that the following acquisitions shall not constitute or result in a Change of Control: (v) any acquisition directly from us; (w) any acquisition by us; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by us or any Subsidiary; or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

           (ii)  During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by our stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this Purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii)  Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving our company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the our assets, or the acquisition of assets or stock of another entity by our company or any of its Subsidiaries (each a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (iv)  Approval by our stockholders of a complete liquidation or dissolution of our company.

        Amendment and Termination.    The Board of Directors may amend, alter, suspend, discontinue or terminate the 2007 Plan or the Committee's authority to grant Awards without further stockholder approval, except that stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which Shares are then listed or quoted. Thus, stockholder approval may not necessarily be required for every amendment to the 2007 Plan which might increase the cost of the 2007 Plan or alter the eligibility of persons to receive Awards. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to incentive stock options, that condition favorable treatment of participants on such approval, although the Board may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by the Board, the 2007 Plan will terminate at the earliest of (a) such time as no Shares remain available for issuance under the 2007 Plan, (b) termination of the 2007 Plan by the Board of Directors, or (c) the tenth anniversary of the effective date of the Plan. Awards outstanding upon expiration of the 2007 Plan shall remain in effect until they have been exercised or terminated, or have expired.

        Federal Income Tax Consequences of Awards.    The 2007 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

        Nonqualified Stock Options.    On exercise of a nonqualified stock option granted under the 2007 Plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the Shares acquired on exercise of the option over the exercise price. If the optionee is an employee of our company or a Related Entity, that income will be subject to the withholding of Federal income tax. The optionee's tax basis in those Shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those Shares will begin on that date.

        If an optionee pays for Shares on exercise of an option by delivering Shares, the optionee will not recognize gain or loss on the Shares delivered, even if their fair market value at the time of exercise differs from the optionee's tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of Shares equal to the number of Shares delivered on exercise of the option, the optionee's tax basis in the Shares represented by that certificate will be equal to his tax basis in the Shares delivered, and his holding period for those Shares will include his holding period for the Shares delivered. The optionee's tax basis and holding period for the additional Shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

        We will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for our company and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

        Incentive Stock Options.    The 2007 Plan provides for the grant of stock options that qualify as "incentive stock options" as defined in section 422 of the Code, which we refer to as ISOs. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a Share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that Share and the holder's tax basis in that Share will be long-term capital gain or loss.

        If, however, an optionee disposes of a Share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the Share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the Share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the Share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the Share exceeds one year.

        An optionee who exercises an ISO by delivering Shares acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those Shares is treated as making a Disqualifying Disposition of those Shares. This rule prevents "pyramiding" or the exercise of an ISO (that is, exercising an ISO for one Share and using that Share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

        For purposes of the alternative minimum tax, the amount by which the fair market value of a Share acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee's alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the Share in the year in which the option is exercised, there will be no adjustment with respect to that Share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a Share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that Share for alternative minimum tax purposes in the year the option is exercised.

        We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a Share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a Share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

        Stock Awards.    Generally, the recipient of an award of Shares will recognize ordinary compensation income at the time the Shares are received equal to the excess, if any, of the fair market value of the Shares received over any amount paid by the recipient in exchange for the Shares. If, however, the Shares are non-vested when they are received under the 2007 Plan (for example, if the employee is required to work for a period of time in order to have the right to sell the Shares), the recipient generally will not recognize income until the Shares become vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the Shares on the date they become vested over any amount paid by the recipient in exchange for the Shares. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of an award of Shares, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the Shares on the date the award is granted over any amount paid by the recipient in exchange for the stock.

        The recipient's basis for the determination of gain or loss upon the subsequent disposition of Shares acquired as stock awards will be the amount paid for such Shares plus any ordinary income recognized either when the Shares are received or when the Shares become vested. Upon the disposition of any Shares received as a stock award under the 2007 Plan the difference between the sale price and the recipient's basis in the Shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the Shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

        Stock Appreciation Rights.    We may grant SARs separate from any other award, which we refer to as Stand-Alone SARs, or in tandem with options, which we refer to as Tandem SARs, under the 2007 Plan. Generally, the recipient of a Stand-Alone SAR will not recognize any taxable income at the time the Stand-Alone SAR is granted.

        With respect to Stand-Alone SARs, if the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in Shares, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the Shares on the day they are received over any amounts paid by the recipient for the Shares.

        With respect to Tandem SARs, if the recipient elects to surrender the underlying option in exchange for cash or Shares equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone SARs. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the Shares over the exercise price.

        In general, there will be no federal income tax deduction allowed to our company upon the grant or termination of Stand-Alone SARs or Tandem SARs. Upon the exercise of either a Stand-Alone SAR or a Tandem SAR, however, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

        Dividend Equivalents.    Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent amount is received equal to the fair market value of the dividend equivalent amount received. We generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of his receipt of the dividend equivalent amount, provided that the deduction is not otherwise disallowed under the Code.

        Section 162 Limitations.    Section 162(m) to the Code, generally disallows a public company's tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as "performance-based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. We intend that awards granted to employees under the Plan whom the Committee expects to be covered employees at the time a deduction arises in connection with such options, may, if and to the extent so intended by the Committee, be granted in a manner that will qualify as such "performance-based compensation," so that such awards would not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect our ability to ensure that awards under the 2006 Plan will qualify as "performance-based compensation" that are fully deductible by us under Section 162(m).

        Section 409A of the Code.    The 2007 Plan is also intended to comply with Section 409A of the Code and all provisions of the 2007 Plan are to be interpreted in a manner consistent with the applicable requirements of Section 409A of the Code. Section 409A of the Code governs the taxation of deferred compensation. Any participant that is granted an award that does not comply with section 409A could be subject to immediate taxation on the award (even if the award is not exercisable) and an additional 20% tax on the award.

        Importance of Consulting Tax Adviser.    The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his particular situation, each recipient should consult his tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of Shares acquired as a result of an award.

401(k) Plan

        We have adopted an employee savings and retirement plan qualified under Section 401(k) of the Internal Revenue Code and covering all of our employees. Employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit and have the amount of the reduction contributed to the 401(k) plan. We may make matching or additional contributions to the 401(k) plan in amounts to be determined annually by our Board of Directors.

CERTAIN RELATIONSHIPS

        Other than the transactions described under the heading "Executive Compensation" (or with respect to which information is omitted in accordance with SEC regulations) and the transactions described below, since January 1, 2008 there have not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

        In February 2008, we entered into a Consulting Services Agreement with Berthel Fisher & Company Financial Services, Inc. ("Berthel Fisher"). As consideration for the assistance by Thomas Berthel, a registered representative of Berthel Fisher and a member of our board of directors from April 2007 to April 2008, in negotiating the terms of an investment banking agreement which led to an investment in our company, we agreed to pay Berthel Fisher a fee equal to one percent of the dollar amount of such investment. The agreement provides that if we do not receive funds by February 28, 2009, no payment shall be due. Through February 2009, we received gross proceeds of $15 million in investments covered by the agreement and paid $150,000 to Berthel Fisher under the agreement.

        Erik Torykian, son of Richard Torykian, has served as our Director of Law Enforcement and Tactical Training since July 14, 2008. His annual base salary is $125,000, and he has not received any other compensation from us.

        In connection with the Series A Convertible Preferred Stock financing on March 7, 2008, the following officers agreed not to sell in excess of 10% of, their current holdings of common stock through March 7, 2009: Anthony Piscitelli, president and chief executive officer; Gary Sidorsky, chief financial officer; Fergal Foley, chief operating officer; Victor La Sala, senior vice president of research and development; John Rutledge, senior project director; and Curtis Taufman, senior vice president of engineering and architecture.

        On August 5, 2008, we entered into an amendment to the Consulting Agreement (the "Amendment") with Richard Torykian, which is effective as of July 23, 2008. The Amendment clarifies that we will pay to Mr. Torykian an award fee of 5% of the fees paid to us by a customer under a contract or subcontract obtained by us in which (1) Mr. Torykian initiated the relationship between our company and the customer under such contract or subcontract or (ii) any person first introduced by Mr. Torykian to our company initiated such relationship between the company and the customer (each, a "Qualifying Contract"). As of the effective date of the Amendment, we had not entered into any Qualifying Contracts. In addition, we have paid a one time fee of $99,999 representing consulting fee adjustments for 2007 and as payment of quarterly fees for the first two quarters of 2008, a quarterly fee of $25,000 and granted an option to purchase 175,000 shares of our common stock with an exercise price equal to the fair market value of a share of our common stock on each July 31 during the term of the Consulting Agreement. The Consulting Agreement, as amended by the Amendment, will be effective until July 31, 2011 unless earlier terminated by either party.

        In March 2009, Chart Group Advisors LLC, a subsidiary of an entity controlled by Christopher Brady, entered into a consulting arrangement where the Chart Group is to advise our company with respect to certain financial and capitalization matters. The arrangement is not for a fixed term and can be terminated at any time upon ten days' notice, but it is not expected to continue for longer than six months. The Chart Group is to be paid $10,000 per month with a minimum total of $60,000.

        Although we do not have a separate conflicts policy other than that set forth in our amended and restated certificate of incorporation, we comply with Delaware law with respect to transactions involving potential conflicts. Delaware law requires that all transactions between us and any director or executive officer are subject to full disclosure and approval of the majority of the disinterested members of our board of directors, approval of the majority of our stockholders or the determination that the contract or transaction is intrinsically fair to us.

OTHER INFORMATION

Beneficial Ownership of Principal Shareholders, Directors and Officers

        The following table provides information concerning beneficial ownership of our common stock and Series A Preferred Stock (on an as converted to common stock basis) as of March 31, 2009, by:

  •
  each holder of more than 5% of our common stock;

  •
  our chief executive officer and each of the two other most highly compensated executive officers as of December 31, 2008 whose combined salary and bonus was over $100,000;

  •
  each of our directors; and

  •
  all of our directors and executive officers as a group.

        The following table lists the number of shares and percentage of shares beneficially owned based on 39,760,752 shares of common stock outstanding as of March 31, 2009.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days of March 31, 2009, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of the our common stock shown as beneficially owned by them.

        Unless otherwise indicated, the principal address of each of the persons below is c/o American Defense Systems, Inc., 230 Duffy Avenue, Hicksville, New York 11801.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Outstanding Shares
Executive Officers and Directors
Anthony J. Piscitelli(1)	8,197,394	20.5%
Gary Sidorsky(2)	114,750	*
Fergal Foley(3)	155,225	*
Richard P. Torykian, Sr.	225,000	*
Alfred M. Gray(4)	50,000	*
Christopher D. Brady	25,000	—
Stephen R. Seiter	27,500	*
Victor Trizzino	33,500	—
Pasquale J. D'Amuro	25,000	—
All directors and officers as a group (15 persons)(1)(2)(3)(4)(5)	10,192,227	25.5%
Other 5% Stockholder
West Coast Opportunity, LLC(6)	4,412,953	9.99%

*
An asterisk indicates that the total beneficial ownership or the total voting power of our common stock (in each case, including shares subject to options and warrants that may be exercised within 60 days of March 31, 2009) is less than 1%.

(1)
Includes 150,000 shares of common stock issuable upon exercise of options that may be exercised within 60 days of March 31, 2009 .

(2)
Includes 150 shares of common stock owned by Mr. Sidorsky's daughter, of which Mr. Sidorsky disclaims beneficial ownership. The beneficial ownership information includes 13,000 and 500 shares of common stock issuable upon exercise of options that may be exercised within 60 days of March 31, 2009 by Mr. Sidorsky and his daughters, respectively.

(3)
Includes 10,000 shares of common stock owned by Mr. Foley's wife, of which Mr. Foley disclaims beneficial ownership. The beneficial ownership information includes 13,000 shares of common stock issuable upon exercise of options that may be exercised within 60 days of March 31, 2009.

(4)
Includes 25,000 shares of common stock owned by Mr. Gray's wife, of which Mr. Gray disclaims beneficial ownership.

(5)
Includes 1,024,975, 138,333, 10,000, 105,000 and 25,000 shares of common stock owned by Curtis Taufman, Russell Scales, Charles Pegg, Roger Ward and Victor La Sala, respectively. The beneficial ownership information includes 15,000, 5,000, 8,000, 5,000, 3,500 and 15,000 shares of common stock issuable upon exercise of options that may be exercised within 60 days of March 31, 2009 by Curtis Taufman, Roger Ward, Charles Pegg, Russell Scales, Robert Aldrich and Victor La Sala, respectively.

(6)
West Coast Opportunity, LLC owns 14,025 shares of our Series A Preferred Stock that is initially convertible into 7,012,500 shares of our common stock and warrants to purchase up to 3,506,250 shares of our common stock. However, the terms of the Series A Convertible Preferred Stock and such warrants prevent their conversion and exercise, respectively, if the holders thereof (together with their affiliates) would own in excess of 9.99% of our outstanding common stock after such conversion or exercise. The address of West Coast Opportunity, LLC is c/o West Coast Asset Management, Inc., 2151 Alessandro Drive, Suite 100, Ventura, California 93001.

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, officers, and persons that own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Our officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. We prepare Section 16 forms on behalf of our directors and officers based on the information provided by them.

        Based solely on review of this information, we believe that, during the fiscal year ended December 31, 2008, no reporting person failed to file the forms required by Section 16(a) of the Exchange Act on a timely basis, except for (i) a Form 3 for Pasquale D'Amuro to report his appointment as director that occurred on April 11, 2008 that was reported on September 2, 2008, (ii) a Form 4 for Roger Ward to report the acquisition of shares that occurred on August 29, 2008 that was reported on September 3, 2008, (iii) a Form 4 for Fergal Foley to report the acquisition of shares by his wife that occurred on September 5, 2008 that was reported on September 10, 2008, (iv) a Form 4 for Stephen Seiter to report the acquisition of shares that occurred on September 11, 2008 that was reported on September 30, 2008, (v) a Form 4 for Alfred Gray to report the acquisition of shares by his wife that occurred on September 12, 2008 that was reported on October 7, 2008, (vi) a Form 4 for Richard Torykian to report the acquisition of an option to purchase shares that occurred on July 31, 2008 that was reported on October 10, 2008, (vii) a Form 4 for Roger Ward to report the acquisition of an option to purchase shares that occurred on October 31, 2008 that was reported on November 13, 2008, (viii) a Form 4 for Richard Torykian to report the acquisition of shares that occurred on August 27, 2008 and August 28, 2008 that was reported on April 15, 2009, (ix) a Form 4 for Curtis Taufman to report the acquisition of shares that occurred on September 17, 2008 and September 18, 2008, and the disposition of shares that occurred on February 17, 2009 and March 12, 2009 that was reported on April 15, 2009 and (x) a Form 3 for Robert Aldrich, who was determined to be an executive officer as of October 1, 2008, that was filed on April 15, 2009.

INCORPORATED BY REFERENCE

        To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933 or the Exchange Act, the sections of this proxy statement entitled "Compensation Committee Report" and "Report of the Audit Committee" (to the extent permitted by the rules of the Securities and Exchange Commission) will not be deemed incorporated unless specifically provided otherwise in such filing. The information contained in those sections shall not be deemed "filed" with the SEC, or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

OTHER MATTERS

        We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend.

Dated: April 17, 2009

FOLD AND DETACH HERE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. OR Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day. FOR AGAINST ABSTAIN Nominees: 01 Christopher D. Brady 02 Pasquale J. D’Amuro 03 Alfred M. Gray Mark Here for Address Change or Comments SEE REVERSE 1. ELECTION OF DIRECTORS Please mark your votes as indicated in this example X INTERNET http://www.proxyvoting.com/eag Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. American Defense Systems, Inc. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. 2. Vote to ratify the appointment of Jewett, Schwartz, Wolfe & Associates as our independent registered public accounting firm for 2009. FOR all nominees listed to the left (except as marked to the contrary) WITHHOLD AUTHORITY to vote for all nominees listed to the left *EXCEPTIONS (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.) *Exceptions __________________________________________________________ Signature Signature Date NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders The Proxy Statement and the 2008 Annual Report to Stockholders are available at: http://phx.corporate-ir.net/phoenix.zhtml?c=219879&p=proxy 46593 THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” THE RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. 46593 American Defense_r5_4.16.09 4/16/09 12:05 PM Page 1

Please fax all revisions to: 732-802-0260 or email to proxycards@bnymellonproduction.com PRINT AUTHORIZATION To commence printing on this proxy card please sign, date and fax this card to: 732-802-0260 SIGNATURE:____________________________________________________________ DATE:______________ (THIS BOXED AREA DOES NOT PRINT) Registered Quantity 1000.00 FOLD AND DETACH HERE AMERICAN DEFENSE SYSTEMS, INC. 230 Duffy Avenue Hicksville, New York 11801 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF AMERICAN DEFENSE SYSTEMS, INC. The undersigned hereby appoints Gary Sidorsky and Fergal Foley, and each of them, with full power to act without the other, as proxies, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of American Defense Systems, Inc. held of record by the undersigned on March 19, 2009, at the Annual Meeting of Stockholders to be held on May 15, 2009, or any postponement or adjournment thereof. THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” THE APPROVAL OF THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF AMERICAN DEFENSE SYSTEMS, INC. (Continued and to be marked, dated and signed, on the other side) Address Change/Comments (Mark the corresponding box on the reverse side) Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 46593 46593 American Defense_r5_4.16.09 4/16/09 12:05 PM Page 2

FOLD AND DETACH HERE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. OR Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day. FOR AGAINST ABSTAIN Nominees: 01 Christopher D. Brady 02 Pasquale J. D’Amuro 03 Alfred M. Gray Mark Here for Address Change or Comments SEE REVERSE 1. ELECTION OF DIRECTORS Please mark your votes as indicated in this example X INTERNET http://www.proxyvoting.com/eag Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. American Defense Systems, Inc. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. 2. Vote to ratify the appointment of Jewett, Schwartz, Wolfe & Associates as our independent registered public accounting firm for 2009. FOR all nominees listed to the left (except as marked to the contrary) WITHHOLD AUTHORITY to vote for all nominees listed to the left *EXCEPTIONS (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.) *Exceptions __________________________________________________________ Signature Signature Date NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders The Proxy Statement and the 2008 Annual Report to Stockholders are available at: http://phx.corporate-ir.net/phoenix.zhtml?c=219879&p=proxy 46593 THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” THE RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

FOLD AND DETACH HERE AMERICAN DEFENSE SYSTEMS, INC. 230 Duffy Avenue Hicksville, New York 11801 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF AMERICAN DEFENSE SYSTEMS, INC. The undersigned hereby appoints Gary Sidorsky and Fergal Foley, and each of them, with full power to act without the other, as proxies, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock and Series A Convertible Preferred Stock of American Defense Systems, Inc. held of record by the undersigned on March 19, 2009, at the Annual Meeting of Stockholders to be held on May 15, 2009, or any postponement or adjournment thereof. THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” THE APPROVAL OF THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF AMERICAN DEFENSE SYSTEMS, INC. (Continued and to be marked, dated and signed, on the other side) Address Change/Comments (Mark the corresponding box on the reverse side) Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 46593 Please return this proxy to the below address: Greenberg Traurig, LLP Attn: Soonyoun Joun 1750 Tysons Blvd., Suite 1200 McLean, VA 22102 Series A Convertible Preferred Stock of The undersigned hereby appoints Gary Sidorsky and Fergal Foley, and each of them, with full power to act without the other, as proxies, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of Series A Convertible Preferred Stock of American Defense Systems, Inc. held of record by the undersigned on March 19, 2009, at the Annual Meeting of Stockholders to be held on May 15, 2009, or any postponement or adjournment thereof.

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PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
EMPLOYMENT ARRANGEMENTS WITH EXECUTIVE OFFICERS
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
CERTAIN RELATIONSHIPS
OTHER INFORMATION
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INCORPORATED BY REFERENCE
OTHER MATTERS